Exhibit 15.2

RSM Richter LLP

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and the Registration Statement on Form F-3 (No. 333-117794) of Mamma.com Inc. (formerly Intasys Corporation) of our Auditors’ Report dated May 13, 2005 relating to the consolidated financial statements of Mamma.com Inc. (formerly Intasys Corporation) which appear in this Annual Report to shareholders on Form 20-F.

s/s RSM Richter LLP

Chartered Accountants
Montreal, Canada
May 25, 2005

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